UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) (September 5, 2008)

INTERNATIONAL SILVER, INC.
(Exact name of registrant as specified in its charter)

Arizona
(State or other jurisdiction of incorporation)

0001419482
(Commission File Number)

86-0715596
(IRS Employer Identification No.)

8040 South Kolb Road
Tucson, Arizona 85706
(Address of principal executive offices and Zip Code)

520 889-2040
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

International Silver, Inc. is referred to herein as “we” or “us” or “our”.

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Background - Langtry Property

As previously disclosed in our Form 10-K for the year ended December 31, 2007, we, as the buyer in the not yet acquired Langtry Property, have a September 7, 2007 Vacant Land Purchase Agreement with Bruce D. and Elizabeth K. Strachan, of San Marcos, California, as the sellers (“the Sellers”), to purchase the Langtry Property , which consists of approximately 413 acres of patented mining claims in San Bernardino County. California. The agreement is being administered in escrow by Cimarron Escrow, Inc. located in Victorville, California. The terms of this agreement include:

a)	Payment of an $8,000,000 closing price on or before March 7, 2008;
b)	A requirement to pay a $10,000 deposit to open escrow on September 7, 2007, which we paid to the escrow agent, Cimarron Escrow, for deposit into a Cimarron Escrow’s escrow account;
c)
We have until March 7, 2008 to conduct due diligence during which time our geologists and consultants employed by us will be given access to the property to perform all necessary tests in accordance with fatal flaw analysis, permitting research, and deposit verification;

d)
We have the right to deposit an additional $90,000 into Cimarron Escrow’s Escrow Account on or before the March 7, 2008 closing date, to extend the closing date to September 7, 2008, which $90,000 payment we have made;

e)	The total deposit amount of $100,000 is non-refundable if we fail to close by September 7, 2008; and
f)	We are required to pay the remaining purchase price of $7,900,000 prior to or on the extended closing date of September 7, 2008.

Amended Agreement

On September 5, 2008, we completed an Amendment to Escrow Instructions Agreement between us and the Sellers (“Amendment Agreement”) amending the above described terms, as follows:

a)	Extension of the escrow closing date to December 5, 2008;
b)	Modified payment terms providing for an initial payment of two million dollars ($2,000,000) by the December 5, 2008 escrow closing date; and
c)
In accordance with the terms of Amendment Agreement and two related promissory notes, we are required to pay the balance of the six million dollars ($6,000,000) acquisition cost over a fifteen (15) year period at six percent (6%) annual interest.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.4 Amendment to Escrow Instructions Agreement between International Silver, Inc. and Bruce D. and Elizabeth K. Strachan

Exhibit 99.1 Press Release (Amendment to Escrow Instructions Agreement)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL SILVER, INC.

Date: September 10, 2008	By:	/s/ Harold R Shipes
Harold R Shipes, Chief Executive Officer